EXECUTION COPY




     OMNIBUS TERMINATION AGREEMENT dated March 18, 1999, among the parties set forth on Exhibit A (collectively, the "Parties").


     WHEREAS, pursuant to the Amended and Restated Gaming Facility Management Agreement dated August 30, 1995 and the Hotel/Resort Management Agreement dated February 28, 1994 (collectively, the "Management Agreement"), among TCA, the Mohegan Tribal Gaming Authority ("MTGA") and The Mohegan Tribe of Indians of Connecticut (the "Tribe"), among other things, TCA was obligated to develop and manage the Mohegan Sun Casino complex (the "Mohegan Sun");

     WHEREAS, in order to carry out its obligations under the Management Agreement, TCA entered into certain agreements with certain of the Parties, including the various agreements set forth on Exhibit B (collectively, the "Agreements");

     WHEREAS, the Tribe, MTGA and TCA have entered into a Relinquishment Agreement dated as of February 7, 1998 (the "Relinquishment Agreement"), pursuant to which the Management Agreement is to be terminated and TCA will no longer be responsible for managing the Mohegan Sun;

     WHEREAS, pursuant to the Relinquishment Agreement, TCA will be entitled to certain payments in consideration of relinquishing its rights under the Management Agreement (the "Relinquishment
Payments"); and

     WHEREAS, as a result of the Relinquishment Agreement, and provided that the Relinquishment Agreement is in full force and effect as of January 1, 2000, the Parties are agreeable to terminating certain of the Agreements in consideration of certain payments, all as set forth herein.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, the Parties hereby agree as follows.

      1. Status Until January 1, 2000. Effective as of the date hereof, the agreements set forth as numbers 8 and 10 of Exhibit B shall terminate. All of the other Agreements shall remain in full force and effect until January 1, 2000 and all fees and amounts payable under such other Agreements for the period ending December 31, 1999 which have not been previously paid shall be calculated by Waterford and Sun (the "Accrued Amounts"). The Accrued Amounts shall be paid in accordance with paragraph 6 of this Omnibus Termination Agreement.

      2. Agreement Termination. Effective January 1, 2000, provided that on such date the Relinquishment Agreement is in full force and effect,

          A.  Omnibus Financing Agreement shall terminate;

          B. All obligations, rights, payments and duties under the Completion Guarantee Agreement which may arise or which may exist from and after January 1, 2000 shall terminate, and in consideration of such termination, TCA shall pay to SIHL an annual fee of $5 million for seven years, payable in equal quarterly installments of $1,250,000 on each of March 31, June 30, September 30 and December 31 (the "Payment Dates"), beginning March 31, 2000 and ending December 31, 2006;

          C. All obligations, rights, payments and duties under the Management Services Agreement, the Organizational and Administrative Agreement and the Marketing Services Agreement which may arise or which may exist from and after January 1, 2000 shall terminate, and in consideration of such termination, within thirty (30) days of each Payment Date beginning March 31, 2000 and ending on December 31, 2014, TCA shall pay to each of SIML and Waterford 25% of the Relinquishment Payments;

          D. The Expense Letter Agreement shall terminate, and in consideration of such termination, TCA shall first pay the actual expenses incurred by TCA as approved from time to time by Sun Cove and Waterford (the "Expenses") and thereafter shall pay to each of the following parties the following percentages of an annual fee of $2 million dollars less the Expenses, which fee shall be payable in equal quarterly installments on the Payment Dates beginning March 31, 2000 and ending December 31, 2014:

          Party                    Percentage

          Sun Cove                 50.0%
          Len Wolman               12.5%
          Mark Wolman              12.5%
          Del J. Lauria            12.5%
          Stephan F. Slavik, Sr.   12.5%
                                   100.0%

     3.   Development Services Agreements.  It is agreed that the
          Agreement Relating to Development Services and the Local Construction Services Agreement attached hereto as Exhibit C are duly effective as of February 9, 1998.


     4. Payment From Cash Flow. The Parties agree that all amounts due under this Omnibus Termination Agreement shall only be payable in the order set forth in paragraph 6 below, as modified by the provisions of paragraphs 7 and 8 below, and to the extent to which TCA has adequate cash to pay such amounts and meet its other obligations. To the extent that TCA does not have adequate cash to make such payments and meet its other obligations, such amounts due under this Omnibus Termination Agreement shall be deferred (without the accrual of interest) until TCA has sufficient cash to pay them.

     5.  Releases.

          A. TCA and SIML hereby mutually release and discharge one another from or with regard to any and all suits, claims, causes of action, damages, torts, contracts, liabilities, costs and expenses, including, without limitation, attorneys' fees and disbursements, of every nature and kind (collectively, "Claims"), whether known or unknown, whether contingent or uncontingent, which previously existed, exists now or which may exist in the future, arising from, relating to and/or connected in any way with the Development Services Agreement.

          B. SIML and Wolman hereby mutually release and discharge one another from or with regard to any and all Claims of every nature and kind, whether known or unknown, whether contingent or uncontingent, which previously existed, exists now or which may exist in the future, arising from, relating to and/or connected in any way with the Subdevelopment Services Agreement.

          C. Furthermore, effective as of January 1, 2000, provided that on such date the Relinquishment Agreement is in full force and effect, all of the Parties to the Omnibus Financing Agreement, the Completion Guaranty Agreement, the Management Services Agreement, the Expense Letter Agreement, the Organizational and Administrative
          Agreement and the Marketing Services Agreement (collectively, the "Applicable Agreements") agree to release and forever discharge one another from or with regard to any and all Claims of every nature and kind, whether known or unknown, whether contingent or uncontingent, which previously existed, exist as of January 1, 2000 or which may arise after January 1, 2000, relating to and/or connected in any way with the Applicable Agreements, except that such releases and discharges shall not release such Parties from their respective obligations under this Omnibus Termination Agreement.


     6. Priority of Payments. TCA agrees that it will use its cash to pay the following obligations in the following order:

          FIRST, to pay the Accrued Amounts relating to the Expense Letter Agreement and the obligations set forth in Section 2.D of this Omnibus Termination Agreement;

          SECOND, to return to TCA's partners all capital contributions made by them to TCA after September 29, 1995;

          THIRD, to pay the Accrued Amounts relating to the Completion Guarantee Agreement;

          FOURTH, to make the payments set forth in Agreement
          Relating to Development Services and the Local
          Construction Services Agreement;

          FIFTH, to make the payments set forth in Section 2.B of this Omnibus Termination Agreement;

          SIXTH, to pay the Accrued Amounts due under the Management Services Agreement, the Organizational and
          Administrative Agreement and the Marketing Services
          Agreement; and

          SEVENTH, to make the payments set forth in Section 2.C of this Omnibus Termination Agreement.

       After making the payments and other distributions described in subparagraphs FIRST through SEVENTH above, but subject to paragraphs 7 and 8 below, TCA shall disburse all of its remaining cash to its partners as "Excess Cash" consistent with
Section 3.03a.(3) of TCA's Amended and Restated Partnership
Agreement dated September 21, 1994, as amended (the "Partnership
Agreement").

     7. Special Payout From TCA. Notwithstanding the priority of payments set forth in paragraph 6 above, on the date TCA receives any funds from SIHL or Waterford pursuant to the last sentence of paragraph 3 of the Completion Guarantee Agreement, TCA shall immediately pay such amounts 50% to Sun Cove and 50% to Waterford.

     8. Income Tax Distributions. Neither Sun Cove nor Waterford currently anticipate receipt from TCA in any year of amounts less than the amount described in Section 3.03a.(1) of the Partnership Agreement. However, it is agreed by the Parties that TCA shall not be required to make any of the payments or distributions required by this Omnibus Termination Agreement until it has annually distributed to its partners, pro rata, at least the amount described in Section 3.03a.(1) of the Partnership Agreement less twice the amount of all other funds paid or distributed to Waterford during such year pursuant to this Omnibus Termination Agreement.

     9. Conflicts. If the provisions of this Omnibus Termination Agreement shall conflict with those of the Partnership Agreement or any of the Agreements, then the provisions of this Omnibus Termination Agreement shall prevail.

    10. Notices. All notices hereunder shall be deemed properly given upon (i) receipt by the addressee by personal delivery or facsimile transmission, (ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

                If to Slavik:    Del J. Lauria
                                 The Slavik Companies
                                 32605 West Twelve Mile Road
                                 Suite 350
                                 Farmington Hills, MI  48334
                                 Telecopy: (248) 488-5533

                With a copy to:  Sheldon P. Winkelman, Esq.
                                 Honigman Miller Schwartz and Cohn
                                 2290 First National Building
                                 Detroit, Michigan  48226-3583
                                 Telecopy: (313) 465-7607

                If to TCA, Waterford
                    or Wolman:     Len Wolman
                                   c/o LMW Investments, Inc.
                                   914 Hartford Turnpike
                                   P.O. Box 715
                                   Waterford, CT  06385
                                   Telecopy: (860) 447-8554

                With a copy to:  Honigman Miller Schwartz and Cohn
                                 2290 First National Building
                                 Detroit, Michigan  48226-3583
                                 Attn:  Sheldon P. Winkelman, Esq.
                                 Telecopy: (313) 465-7607

                If to SIHL, SIML,
                TCA or Sun Cove: Howard ("Butch") Kerzner
                                 Sun International Hotels Limited
                                 Executive Offices, Coral Towers
                                 Atlantis Resort, Paradise Island
                                 Nassau, Bahamas
                                 Telecopy: (242) 363-4581

                With a copy to:  Charles Adamo, Esq.
                                 Sun International Hotels Limited
                                 Executive Offices, Coral Towers
                                 Atlantis Resort, Paradise Island
                                 Nassau, Bahamas
                                 Telecopy: (242) 363-4581

     11. Amendments. This Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     13. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     14. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

     15. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     16. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

       IN WITNESS WHEREOF, the undersigned have executed this Omnibus Termination Agreement on the day and year first above written.

                                         SUN INTERNATIONAL HOTELS LIMITED


                                          By:

                                         Its:

                                          WATERFORD GAMING, L.L.C.

                                          By:  Slavik Suites, Inc.
                                         Its:  Member


                                          By:
                                         Its:

                                          By:  LMW Investments, Inc.
                                         Its:  Member

                                          By:
                                         Its:

 [signatures cont'd on following page]

                                         TRADING COVE ASSOCIATES

                                          By:  Sun Cove Limited
                                         Its:  Partner

                                          By:
                                         Its:

                                          By:  Waterford Gaming, L.L.C.
                                         Its:  Partner


                                          By:
                                         Its:

                                         SLAVIK SUITES, INC.

                                         By:

                                        Its:

                                         WOLMAN CONSTRUCTION, L.L.C.


                                          By:

                                         Its:

                                         SUN INTERNATIONAL MANAGEMENT LIMITED


                                          By:

                                         Its:

[signatures cont'd on following page]
                                          LMW INVESTMENTS, INC.

                                           By:

                                          Its:

                                           SUN COVE LIMITED

                                            By:

                                           Its:

                           EXHIBIT A

                          The Parties


1.  Sun International Hotels Limited, a Bahamian corporation ("SIHL")

2.  Trading Cove Associates, a Connecticut general partnership ("TCA")

3. Waterford Gaming, L.L.C., a Delaware limited liability corporation ("Waterford")

4. Sun International Management Limited, a British Virgin Islands corporation ("SIML")

5.  LMW Investments, Inc., a Connecticut corporation ("LMW")

6.  Sun Cove Limited, a Connecticut corporation ("Sun Cove")

7.  Slavik Suites, Inc., a Michigan corporation ("Slavik")

8. Wolman Construction, L.L.C., a Connecticut limited liability company ("Wolman")

                           EXHIBIT B

1. Amended and Restated Omnibus Financing Agreement dated as of September 19, 1995 among TCA, SIHL and Waterford (the "Omnibus Financing Agreement")

2. Completion Guarantee and Investment Banking and Financing Arrangement Fee Agreement among TCA, Waterford and SIHL dated as of September 21, 1995 (the "Completion Guarantee Agreement")

3. Development Services Agreement between TCA and SIHL dated as of September 29, 1995 (the "Development Services Agreement")

4. Subdevelopment Services Agreement between SIML and Wolman Construction, L.L.C. dated as of September 29, 1995 (the "Subdevelopment Services Agreement")

5. Organizational and Administrative Services Agreement among TCA, RJH Development Corp., Slavik and LMW dated as of February 6, 1995
    (the "Organizational and Administrative Agreement")

6. Marketing Services Agreement between TCA, Sun Casino Management S. A. and Sun Cove dated as of February 6, 1995 to which is attached Assignment and Assumption Agreement between Sun Casino Management, S.A., Sun Cove, and SIML dated as of September 21, 1995 (the "Marketing Services Agreement")

7. The Management Services Agreement, dated as of September 29, 1995 among TCA, SIML, Waterford, LMW and Slavik (the "Management Services Agreement")

8. Agreement With Respect to Redemption or Repurchase of Subordinated Notes between SIHL and Waterford dated as of October 19, 1996

9. Letter Agreement dated October 19, 1996, among Sun Cove, Slavik and LMW (the "Expense Letter Agreement")

10. Memorandum of Understanding dated as of February 7, 1998, among SIHL, Slavik, LMW, and Waterford (the "Memorandum of Understanding").